As filed with the U.S. Securities and Exchange Commission on March 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOLT BIOTHERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-2804636
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

900 Chesapeake Drive

Redwood City, California 94063

(650) 665-9295

(Address of principal executive offices) (Zip code)

Bolt Biotherapeutics, Inc. 2021 Equity Incentive Plan

Bolt Biotherapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

William P. Quinn

Chief Executive Officer

Bolt Biotherapeutics, Inc.

900 Chesapeake Drive

Redwood City, California 94063

(650) 665-9295

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy to:

John T. McKenna

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Bolt Biotherapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 96,028 shares of its common stock, par value $0.00001 per share (the “Common Stock”), issuable to eligible persons under the 2021 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s registration statement on Form S-8s filed on February 5, 2021 (File No. 333-252815), March 30, 2022 (File No. 333-263987), March 29, 2023 (File No. 333-270938), March 21, 2024 (File No. 333-278141), and March 24, 2025 (File No. 333-286056) (the “Prior Form S-8s”), and (b) 19,205 shares of Common Stock issuable to eligible persons under the 2021 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Prior Form S-8s.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8s are incorporated by reference herein.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on March 12, 2026, which contains audited financial statements for the Registrant’s latest fiscal year.

(b) The description of the Common Stock which is contained in a registration statement on Form 8-A filed on February 2, 2021 (File No. 001-39988) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39988	3.1	2/9/2021

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.	8-K	001-39988	3.1	6/6/2025

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-39988	3.1	4/16/2025

4.4	Form of common stock certificate of the Registrant.	S-1	333-252136	4.1	1/15/2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (see signature page hereto).

99.1	2021 Equity Incentive Plan.	S-1/A	333-252136	10.4	2/1/2021

99.2	2021 Employee Stock Purchase Plan.	S-1/A	333-252136	10.7	2/1/2021

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on March 12, 2026.

BOLT BIOTHERAPEUTICS, INC.

By:	/s/ William P. Quinn
William P. Quinn
President, Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Quinn and Sarah Nemec, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William P. Quinn	President, Chief Executive Officer and Chief Financial Officer	March 12, 2026
William P. Quinn	(Principal Executive and Financial Officer)

/s/ Sarah Nemec	Senior Vice President, Finance	March 12, 2026
Sarah Nemec	(Principal Accounting Officer)

/s/ Brian O’Callaghan	Chairman	March 12, 2026
Brian O’Callaghan

/s/ Laura Berner	Director	March 12, 2026
Laura Berner

/s/ Jakob Dupont, M.D.	Director	March 12, 2026
Jakob Dupont, M.D.

/s/ Kathleen LaPorte	Director	March 12, 2026
Kathleen LaPorte

/s/ Nicole Onetto, M.D.	Director	March 12, 2026
Nicole Onetto, M.D.